EXHIBIT 99

[Logo of Media Sciences]

For Immediate Release

NEWS RELEASE:	Media Sciences Reports Record Revenues, Earnings and Cash Flow Generated by Operations

OAKLAND, N.J., May 10, 2006—Media Sciences International, Inc. [AMEX: GFX], the leading independent manufacturer of solid ink sticks and color toner cartridges for office color printers, today announced its third quarter financial results for the period ended March 31, 2006. The Company will host a conference call tomorrow morning at 8:45 a.m ET to discuss the Company’s quarterly results.

Highlights of the Company’s third quarter include:

o	Net revenue increase of 32% over the same quarter last year and 5% over the prior quarter.

o	Gross margin was 57% of net revenues, an increase of 700 bp over the same period last year and inline with the prior quarter.

o	EPS of $0.05 basic, $0.04 diluted. For the nine months EPS was $0.13 basic, $0.12 diluted.

o	EBITDA of $1.0 million, up 279% over the same quarter last year, exclusive of non-recurring charges. EBITDA increased 8% over the prior quarter.

Revenue

Consolidated net revenues for the quarter ended March 31, 2006 increased approximately 32% to $5.4 million from $4.1 million for the same period in the prior year. In the Company’s third quarter, color toner cartridge sales increased by 68% and solid ink sales increased by 23%. Consolidated net revenues for the nine-month period ended March 31, 2006 increased approximately 16% to $15.2 million from $13.1 million for the same period in the prior year. For comparison, the quarter ended March 31, 2005, was impacted by distractions resulting from the Company’s relocation to a larger facility.

Gross Margin

Consolidated gross profit for the three months ended March 31, 2006 was $3.1 million or approximately 57% of net revenues as compared to $2.0 million or approximately 50% of net revenues for the period ended March 31, 2005. Consolidated gross profit for the nine months ended March 31, 2006 was $8.6 million or approximately 56% of net revenues as compared to $6.4 million or approximately 49% of net revenues for the period ended March 31, 2005. Media Sciences has benefited from margin expansion due to increased efficiencies in solid ink manufacturing and the mix of product sales. Margins for the remainder of the fiscal year are expected to remain fairly consistent with current results.

Income

For the three months ended March 31, 2006, income from continuing operations was $0.5 million or $0.05 per share basic and $0.04 per share diluted, versus a loss of $0.5 million or $(0.04) per share basic and diluted in the prior year. For the nine months ended March 31, 2006, income from continuing operations was $1.4 million or $0.13 per share basic and $0.12 per share diluted, versus a loss of $0.03 million or $0.00 per share basic and diluted in the prior year.

Cash Flow

EBITDA (earnings before interest, taxes, depreciation, and amortization) for the quarter ended March 31, 2006 was $1.0 million, 279% over the same quarter last year, exclusive of non-recurring charges associated with moving the Company’s operations and the impact of variable plan accounting. EBITDA increased by 8% over the prior quarter ended December 31, 2005. For the nine months ended March 31, 2006, cash flows from operating activities were $2.8 million, a $2.6 million increase over the comparative nine month period ended March 31, 2005 of $0.2 million.

Discontinued Operations in 2005

In May 2005, the Company ceased all electronic pre-press system sales and service operations, which represented a majority of the operations of the Company’s Cadapult subsidiary. The results of operations for that line of business are classified as discontinued operations. Sales and service revenues from discontinued operations for the quarter ended March 31, 2005 were $0.26 million. Income from discontinued operations for the three months ended March 31 2005 was $(0.055) million. Sales and service revenues from discontinued operations for the nine months ended March 31, 2005 were $1.15 million. Income from discontinued operations for the nine months ended March 31, 2005 was $0.011 million.

Restatement

As a result of new processes and controls implemented during the quarter over tax compliance and tax accounting, the Company identified errors in previously filed tax returns, for which amended returns will be filed. These errors also contributed to errors in the Company’s tax accounting for the year ended June 30, 2003 and prior years. For these periods, the Company’s cumulative tax expense was understated by $161,956.

These errors had no effect on the Company’s results of operations or cash flows for the current quarter, prior quarters in this fiscal year, or comparative periods presented for the prior fiscal year. The cumulative effect of these errors overstated the Company’s deferred tax assets by $243,974, taxes payable by $82,018, and retained earnings by $161,956 on prior balance sheets presented this year and for the years ended June 30, 2005 and 2004 in our Form 10-KSB for the year ended June 30, 2005. The affected balances have been restated in the comparative balance sheet included in this Form 10-QSB. The Company will be filing amended 10-QSBs for its first and second fiscal quarters ended September 30 and December 31, 2005 and an amended 10-KSB of the year ended June 30, 2005 to reflect the restatement. Investors should look to the revised financial information regarding the restatement in this Company’s Form 10-QSB, until the above amendments are filed.

CEO’s Comments

“I am pleased with our continued growth in revenues and earnings, but more proud of our accomplishments that will enable us to drive and sustain future growth,” said Michael W. Levin, CEO. He continued, “In fiscal 2006, Media Sciences has focused on the scalability of the business and on the Company’s high standards for quality and reliability in execution. With new products, processes and key new personnel in place, we are well positioned to take advantage of the many significant opportunities before us.” With regards to the restatement, Mr. Levin remarked “While the restatement necessitated by errors in tax returns dating back to 2003 and prior years is disappointing, it demonstrates our commitment to accurate and transparent financial reporting, and our focus on implementing stronger controls in all areas of the business.”

New Hires

In March, Media Sciences appointed Kevan D. Bloomgren to the position of CFO, bringing to the Company his 20 years of experience in the technology and financial industries as well as his expertise in mergers and acquisitions and Sarbanes-Oxley Section 404 compliance. In April, Media Sciences appointed Eric Tuvesson, an accomplished aftermarket consumables research and development professional, to the position of Vice President of Product Development and Engineering.

New Board Members

In the third quarter, industry veteran Dennis Ridgeway, who holds extensive experience in overseas operations and distribution of aftermarket supplies, was elected as an independent director to the Company’s Board of Directors. In April, the Company announced the election of Capco Senior Advisor and former PriceWaterhouse Coopers Consulting Senior Partner Willem van Rijn to the Company’s Board of Directors, bringing the percentage of independent and outside directors on the Company’s board to 75%.

New Products

In late September 2005, the Company started shipping color toner cartridges for the OKI 5000 series of color printers. In late December 2005, shipping began for solid ink sticks for the new Xerox Phaser 8500 and 8550, and color toner cartridges for the Ricoh 3800 and related engines. In mid-March 2006, the Company started shipping universal, high capacity cartridges for use in Xerox Phaser 7300, OKI 9300 and 9500, and Konica 7830 office color printers. In early April 2006, shipping began for the high capacity cartridges for use in Xerox Phaser 6250, Konica Minolta magicolor 3300, Epson AcuLaser C4100 and Brother HL-4200CN office color printers, the first independently manufactured, new-build, office color toner cartridges featuring chip technology. As a result of these new products and current sales trends of existing products, we expect the growth of color toner cartridge sales to continue to outpace the growth of our solid inks for the remainder of fiscal 2006.

Conference Call Note

Media Sciences International, Inc. will hold a conference call to discuss third quarter results on Thursday, May 11, 2006, at 8:45 a.m. Eastern Time. The call will be webcast live by Thomson/CCBN and may be accessed through Media Sciences’ web site at www.mediasciences.com. Investors and other interested parties in the United States may access the teleconference by calling 866.510.0704. International callers may dial 617.597.5362. The passcode for the teleconference is 24241746.

About Media Sciences International, Inc. (AMEX: GFX): Media Sciences International, Inc. (AMEX: GFX), the leading independent manufacturer of solid ink and color toner cartridges for office color printers, has a strong reputation for being the informed customer’s choice. As the premium quality price alternative to the printer manufacturer’s brand, Media Sciences’ newly manufactured color toner and solid ink products for use in Xerox®, Tektronix®, OKI®, Ricoh®, Konica-Minolta/Minolta-QMS®, Epson®, and Brother® office color printers deliver up to and over 30% in savings when compared to the printer manufacturer’s brand. Behind every Media Sciences product is The Science of Color™—the company’s proprietary process for delivering the very best quality at the very best price, including its commitment to exceptional, highly responsive technical support and its longstanding, industry-leading warranty. With the Company’s groundbreaking INKlusive™ FREE Color Printer Program (www.inklusive.com), printer users buy the supplies, and get the printer for free. For more information on the Company, its products, and its programs, visit www.mediasciences.com, E-mail info@mediasciences.com, or call 201.677.9311.

Brand names are used for descriptive purposes only and are the property of their respective owners.

Contacts:

Investor Contact:
Kevan D. Bloomgren, Media Sciences
kbloomgren@mediasciences.com
201.677.9311, ext. 213

Media Contact: Barb Short, Media Sciences
bshort@mediasciences.com
201.677.9311, ext. 216

Forward Looking Statements

Our disclosure and analysis in this report contain forward-looking information, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, about our financial results and estimates, business prospects and products in development that involve substantial risks and uncertainties. You can identify these statements by the fact that they do not relate strictly to historic or current facts. These forward-looking statements use terms such as “believes,” “expects,” “may”, “will,” “should,” “anticipates,” “estimate,” “project,” “plan,” or “forecast” or other words of similar meaning relating to future operating or financial performance or by discussions of strategy that involve risks and uncertainties.   From time to time, we also may make oral or written forward-looking statements in other materials we release to the public.  These forward-looking statements are based on many assumptions and factors, and are subject to many conditions, including, but not limited to, our continuing ability to obtain additional financing, dependence on contracts with suppliers and major customers, competitive pricing for our products, demand for our products, changing technology, our introduction of new products, industry conditions, anticipated future revenues and results of operations, retention of key officers, management or employees, prospective business ventures or combinations and their potential effects on our business.  Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements are made based upon management’s current expectations and beliefs concerning future developments and their potential effects upon our business. We cannot guarantee that any forward-looking statement will be realized, although we believe we have been prudent in our plans and assumptions. We cannot predict whether future developments affecting us will be those anticipated by management, and there are a number of factors that could adversely affect our future operating results or cause our actual results to differ materially from the estimates or expectations reflected in such forward-looking statements.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

The Company’s financial results are reported in accordance with generally accepted accounting principles (GAAP). Management finds it useful at times to provide adjustments to its GAAP numbers. This news release contains the non-GAAP financial measure of EBITDA, defined as Earnings Before Interest, Taxes, Depreciation and Amortization, which are adjusted from results based on GAAP to exclude certain expenses.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because the Company’s management uses this information when evaluating current results of operations and cash flow, and believes that this information provides the users of the financial statements with an additional and useful comparison of the Company’s current results of operations and cash flows with past and future periods.

This adjusted financial information should not be construed as an alternative to our reported results determined in accordance with GAAP. Further, our definition of this adjusted financial information may differ from similarly title measures used by other companies.

Reconciliation of Non-GAAP Measures
                                                              Three Months Ended                 Nine Months Ended
                                                      3/31/2006    12/31/2005   3/31/2005       3/31/2006   3/31/2005
                                                     ----------- ------------- -----------    ------------ -----------
     Reported Income (Loss) from Operations             840,123       772,840   (588,204)       2,352,208     239,351
     Depreciation & Amortization                        187,075       181,840     138,509         544,219     398,395
                                                     ----------- ------------- -----------    ------------ -----------
     EBITDA                                           1,027,198       954,680   (449,695)       2,896,427     637,746

Add-back of non-recurring items:
     Loss from sublease and moving expense                    0             0     528,050               0     528,050
     Impact of variable plan accounting                       0             0     192,321               0     238,956
                                                     ----------- ------------- -----------    ------------ -----------
     Total non-recurring items                                0             0     720,371               0     767,006

     EBITDA, exclusive of non-recurring charges       1,027,198       954,680     270,676       2,896,427   1,404,752
     Change v. comparative 3/31/2006 period                            72,518     756,522                   1,491,675
     Percent change  v. comparative 3/31/2006 period                       8%        279%                        106%

               MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                       Three Months Ended              Nine Months Ended
                                                                            March 31,                       March 31,
                                                                      2006            2005            2006           2005
                                                                  ------------    ------------    ------------   ------------

NET SALES                                                         $  5,371,581    $  4,070,179    $ 15,247,732   $ 13,140,444

COST OF GOODS SOLD:
    Cost of goods sold, excluding depreciation and amortization      2,182,348       1,981,371       6,260,166      6,514,070
    Depreciation and amortization                                      128,979          66,629         380,747        200,845
                                                                  ------------    ------------    ------------   ------------
        Total cost of goods sold                                     2,311,327       2,048,000       6,640,913      6,714,915

                                                                  ------------    ------------    ------------   ------------
GROSS PROFIT                                                         3,060,254       2,022,179       8,606,819      6,425,529

OTHER COSTS AND EXPENSES:
    Selling, general and administrative, excluding depreciation and amortization, loss from sublease and moving expense,
       and impact of variable plan accounting                        2,162,035       1,818,132       6,091,139      5,221,622
    Depreciation and amortization                                       58,096          71,880         163,472        197,550
    Loss from sublease and moving expenses                                --           528,050            --          528,050
    Impact of variable plan accounting                                    --           192,321            --          238,956
                                                                  ------------    ------------    ------------   ------------
        Total other costs and expenses                               2,220,131       2,610,383       6,254,611      6,186,178

                                                                  ------------    ------------    ------------   ------------
INCOME (LOSS) FROM OPERATIONS                                          840,123        (588,204)      2,352,208        239,351

Interest expense, net                                                    4,283          44,533          54,259        149,918
                                                                  ------------    ------------    ------------   ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE
INCOME TAXES                                                           835,840        (632,737)      2,297,949         89,433
Provision (benefit) for income taxes                                   334,336        (176,168)        919,180        121,714
                                                                  ------------    ------------    ------------   ------------

INCOME (LOSS) FROM CONTINUING OPERATIONS                               501,504        (456,569)      1,378,769        (32,281)

INCOME (LOSS) FROM DISCONTINUED OPERATIONS                                --           (82,740)           --           29,161
Provision (benefit) for income taxes                                      --           (27,783)           --           18,180
                                                                  ------------    ------------    ------------   ------------

INCOME (LOSS) FROM DISCONTINUED OPERATIONS                                --           (54,957)           --           10,981
                                                                  ------------    ------------    ------------   ------------

NET INCOME (LOSS)                                                 $    501,504    $   (511,526)   $  1,378,769   $    (21,300)
                                                                  ============    ============    ============   ============

BASIC EARNINGS (LOSS) PER SHARE
    Income (loss) from continuing operations                      $       0.05    $      (0.04)   $       0.13   $      (0.00)
    Income (loss) from discontinued operations                    $       --      $      (0.01)   $       --     $       0.00
                                                                  ------------    ------------    ------------   ------------
    Net Income (loss)                                             $       0.05    $      (0.05)   $       0.13   $      (0.00)
                                                                  ============    ============    ============   ============

DILUTED EARNINGS (LOSS) PER SHARE
    Income (loss) from continuing operations                      $       0.04    $      (0.04)   $       0.12   $      (0.00)
    Income (loss) from discontinued operations                    $       --      $      (0.01)   $       --     $       0.00
                                                                  ------------    ------------    ------------   ------------
    Net Income (loss)                                             $       0.04    $      (0.05)   $       0.12   $      (0.00)
                                                                  ============    ============    ============   ============

WEIGHTED AVERAGE SHARES USED TO COMPUTE NET
EARNINGS (LOSS) PER SHARE
    Basic                                                           11,002,426      10,288,450      10,983,361     10,046,760
    Diluted                                                         11,182,229      10,288,450      11,105,590     10,046,760

The above results of operations and following Balance Sheet and Statement of
Cash Flows, as reported under U.S. Generally Accepted Accounting Principles
(U.S. GAAP), will be presented in the Company's 10-QSB for the quarterly period ended March 31, 2006. We encourage you to review the accompanying notes to these consolidated statements, found in that filing.

                                MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
                                       CONDENSED CONSOLIDATED BALANCE SHEETS

                                                                               March 31,        June 30,
                                     ASSETS                                       2006       2005 (Restated)
                                                                              (Unaudited)       (Note 1)
                                                                              ------------    ------------

CURRENT ASSETS :
    Cash                                                                      $  1,070,575    $    611,016
    Accounts receivable, less allowance for doubtful accounts
       of $50,000 at March, $35,000 at June                                      2,329,076       2,175,512
    Inventories                                                                  4,138,113       3,196,323
    Deferred tax assets                                                            582,778         959,910
    Prepaid expenses and other current assets                                      422,121         308,822
                                                                              ------------    ------------
        Total Current Assets                                                     8,542,663       7,251,583

PROPERTY AND EQUIPMENT, NET                                                      2,541,899       2,058,251

OTHER ASSETS:
    Goodwill and other intangible assets, net                                    3,584,231       3,584,231
    Other assets                                                                    78,201          63,911
                                                                              ------------    ------------
                                                                                 3,662,432       3,648,142

                                                                              ------------    ------------
TOTAL ASSETS                                                                  $ 14,746,994    $ 12,957,976
                                                                              ============    ============

                      LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
    Bank line of credit                                                       $       --      $  1,620,233
    Bank term loan                                                                 150,000         100,000
    Accounts payable                                                             1,542,408       1,254,921
    Accrued compensation and benefits                                              535,996         128,413
    Other accrued expenses and current liabilities                                 353,568          14,019
    Income taxes payable                                                           362,500             295
    Accrued product warranty                                                       256,060         291,733
    Deferred revenue                                                               699,179         526,853
                                                                              ------------    ------------
        Total Current Liabilities                                                3,899,711       3,936,467

OTHER LIABILITIES :
    Bank term loan, less current maturities                                        500,000         375,000
    Deferred rent liability                                                        311,946         341,988
    Deferred revenue, less current portion                                         430,658         280,418
    Deferred tax liabilities                                                       443,556         404,099
                                                                              ------------    ------------
        Total Other Liabilities                                                  1,686,160       1,401,505
                                                                              ------------    ------------

TOTAL LIABILITIES                                                                5,585,871       5,337,972
                                                                              ------------    ------------

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS' EQUITY :
    Series A Convertible Preferred stock, $.001 par value
       Authorized 1,000,000 shares; none issued                                       --              --
    Common Stock, $.001 par value
       Authorized 20,000,000 shares; issued 11,067,029 shares in March,
       10,953,606 shares in June                                                    11,067          10,954
    Additional paid-in capital                                                   9,802,729       9,753,405
    Cost of common stock in treasury, none in March, 54,577 shares in June            --          (112,913)
    Accumulated deficit                                                           (652,673)     (2,031,442)
                                                                              ------------    ------------
        Total shareholders' equity                                               9,161,123       7,620,004
                                                                              ------------    ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                    $ 14,746,994    $ 12,957,976
                                                                              ============    ============

                                MEDIA SCIENCES INTERNATIONAL, INC. AND SUBSIDIARIES
                                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                    (UNAUDITED)

                                                                           Nine Months Ended
                                                                               March 31,
                                                                          2006           2005
                                                                       -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES :
    Income (loss) from continuing operations                           $ 1,378,769    $   (32,281)
    Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
         Depreciation and amortization                                     544,219        398,395
         Deferred income taxes                                             416,589       (238,013)
         Provision for bad debts                                            26,729          2,969
         Impact of variable plan accounting                                   --          238,956
         Cash provided by discontinued operations                             --           10,981
         Non-cash compensation expense                                      56,934           --
         Changes in operating assets and liabilities :
             Accounts receivable                                          (180,293)      (931,662)
             Insurance claim receivable                                       --          500,000
             Receivable from landlord                                         --          200,000
             Inventories                                                  (941,790)      (231,824)
             Prepaid expenses and other current assets                    (113,299)        33,646
             Other assets                                                  (14,290)       (21,758)
             Accounts payable                                              287,487       (869,311)
             Accrued compensation and benefits                             407,583          4,483
             Other accrued expenses and current liabilities                303,876         10,100
             Income taxes payable                                          362,205        294,490
             Deferred rent liability                                       (30,042)       208,182
             Deferred revenue                                              322,566        605,368
                                                                       -----------    -----------
                 Net cash provided by operating activities               2,827,243        182,721
                                                                       -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES :
    Purchases of property and equipment                                 (1,084,801)    (1,327,064)
                                                                       -----------    -----------
                 Net cash used in investing activities                  (1,084,801)    (1,327,064)
                                                                       -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES :
    Bank line of credit, net                                            (1,620,233)      (871,054)
    Proceeds from bank term loan, net of repayments                        175,000        500,000
    Payments of other short-term debt                                         --          (31,749)
    Proceeds from issuance of common stock                                 162,350      1,575,654
                                                                       -----------    -----------
                 Net cash provided by (used in) financing activities    (1,282,883)     1,172,851
                                                                       -----------    -----------

NET INCREASE IN CASH                                                       459,559         28,508

CASH, BEGINNING OF PERIOD                                                  611,016        666,116
                                                                       -----------    -----------

CASH, END OF PERIOD                                                    $ 1,070,575    $   694,624
                                                                       ===========    ===========

SUPPLEMENTAL CASH FLOW INFORMATION :
    Interest paid                                                      $    53,514    $   149,651
    Income taxes paid                                                  $    58,073    $    52,775